       _________________________________________________________________
       _________________________________________________________________



                   __________________________________________



                         PAYMENT AND GUARANTY AGREEMENT

                                      of

                    THE CONNECTICUT LIGHT AND POWER COMPANY


                         Dated as of ________ __, 199__



                   __________________________________________



       _________________________________________________________________
       _________________________________________________________________

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I...............................................................  1

ARTICLE II..............................................................  2
     Section 2.01.  Guarantor's Obligation to Pay.......................  2
     Section 2.02.  Waiver of Notice Etc................................  3
     Section 2.03.  No Impairment of Guarantor's Obligations............  3
     Section 2.04.  Guaranty Agreement for the Benefit of Holders.......  3
     Section 2.05.  Enforcement Directly Against the Guarantor..........  4
     Section 2.06.  Subrogation.........................................  4
     Section 2.07.  Obligation Independent..............................  4

ARTICLE III.............................................................  5
     Section 3.01.  Restriction on Distributions........................  5
     Section 3.02.  Consolidation, Merger, Etc..........................  5
     Section 3.03.  Subordination.......................................  5

ARTICLE IV..............................................................  5

ARTICLE V...............................................................  5
     Section 5.01.  Successors, Assigns, Etc............................  5
     Section 5.02.  Amendment...........................................  5
     Section 5.03.  Notices.............................................  6
     Section 5.04.  Guaranty Inseparable from the Preferred Securities..  6
     Section 5.05.  Governing Law.......................................  6

SIGNATURE ..............................................................  7

                         PAYMENT AND GUARANTY AGREEMENT


          THIS PAYMENT AND GUARANTY AGREEMENT ("Guaranty Agreement"), dated as
                                                ------------------
of ______ __, 199_, is executed and delivered by The Connecticut Light and Power Company, a Connecticut corporation (the "Guarantor"), for the benefit of the
                                         ---------
Holders (as defined below) from time to time of the Preferred Securities (as defined below) of CL&P Capital, L.P., a Delaware limited partnership ("CL&P
                                                                       ----
Capital").
- -------

          WHEREAS, pursuant to the Amended and Restated Limited Partnership Agreement, dated as of the date hereof, of CL&P Capital (the "Partnership
                                                              -----------
Agreement"), CL&P Capital may issue one or more series of Cumulative Monthly
- ---------
Income Preferred Securities (the "Preferred Securities"); and
                                  --------------------

          WHEREAS, pursuant to the Partnership Agreement, CL&P Capital will loan the proceeds from the issuance and sale of the Preferred Securities and the capital contribution of the General Partner (as defined below) to CL&P Capital to the Guarantor, and the Guarantor will issue subordinated debentures (the "Debentures") in accordance with the Indenture (as defined below) to evidence
 ----------
such loan; and

          WHEREAS, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders (as defined below) the Guaranty Payments (as defined below) and to make certain other undertakings on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and other consideration, receipt of which is hereby acknowledged, the Guarantor, intending to be legally bound hereby, agrees as follows:

                                   ARTICLE I


          As used in this Guaranty Agreement, each term set forth below shall, unless the context otherwise requires, have the following meaning. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Partnership Agreement.

          "Capital Stock" means any and all shares, interests, rights to
           -------------
purchase, warrants, options, participations, or other equivalents of or interests in (however designated) corporate stock, including any preferred stock.

          "General Partner" shall mean the Guarantor or its successor(s) as
           ---------------
general partner of CL&P Capital.

          "Guaranty Payments" shall mean the following payments, without
           -----------------
duplication, to the extent not paid by CL&P Capital: (i) any accumulated and unpaid monthly distributions on the Preferred Securities out of monies legally available therefor held by CL&P Capital, (ii) the Redemption Price (as defined below) payable with respect to any Preferred Securities required to be redeemed by CL&P Capital out of monies legally available therefor held by CL&P Capital, and (iii) upon a liquidation of CL&P Capital, the lesser of (a) the Liquidation Distribution (as defined below) and (b) the amount of assets of CL&P Capital available for distribution to Holders in liquidation of CL&P Capital.

          "Holder" shall mean any person in whose name a Preferred Security is
           ------
registered on the registration books maintained by CL&P Capital; provided,
                                                                 --------
however, that in determining whether the Holders of the requisite percentage of
- -------
Preferred Securities have given any request, notice, consent, or waiver hereunder, "Holder" shall not include the Guarantor or any corporation, association, partnership, or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Guarantor, (ii) the Guarantor and one or more Subsidiaries, or (iii) one or more Subsidiaries.

          "Indenture" shall mean the Indenture, dated ________ __,  199_,
           ---------
between the Guarantor and Bankers Trust Company, as trustee, governing the issuance by Guarantor of the Debentures.

          "Liquidation Distribution" shall mean the aggregate of the stated
           ------------------------
liquidation preference of $25 per Preferred Security and all accumulated and unpaid distributions to the date of payment.

          "Redemption Price" shall mean the aggregate of $25 per Preferred
           ----------------
Security and all accumulated and unpaid distributions to the date fixed for redemption.

          "Special Representative" shall mean any representative of the Holders
           ----------------------
appointed pursuant to Section 13.02(d) of the Partnership Agreement.

          "Subsidiary" means any corporation, association, partnership, or other
           ----------
business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Guarantor, (ii) the Guarantor and one or more Subsidiaries, or (iii) one or more Subsidiaries.

                                   ARTICLE II

          Section 2.01.  Guarantor's Obligation to Pay.  The Guarantor hereby
                         -----------------------------
irrevocably and unconditionally agrees to pay in full to the Holders the Guaranty Payments, as and when due (except to the extent paid by CL&P Capital), to the fullest extent permitted by law, regardless of any defense, right of set-off, or counterclaim which the Guarantor may have or assert against CL&P Capital or the General Partner. The Guarantor's obligation to make a Guaranty Payment may be satisfied by direct payment by the Guarantor to the Holders or by payment of such amounts by CL&P Capital to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under Section 4.01(b) of the Indenture to extend the interest payment period on the Debentures (an

"Extension Period") and the
- -----------------

Guarantor shall not be obligated hereunder to pay during any Extension Period any monthly distributions on the Preferred Securities which are not paid by CL&P Capital during such Extension Period.

          Section 2.02.  Waiver of Notice Etc.  The Guarantor hereby waives
                         ---------------------
notice of acceptance of this Guaranty Agreement and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption, and all other notices and demands.

          Section 2.03.  No Impairment of Guarantor's Obligations.  Except as
                         ----------------------------------------
otherwise set forth herein, the obligations, covenants, agreements, and duties of the Guarantor under this Guaranty Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (1) the release or waiver, by operation of law or otherwise, of the performance or observance by CL&P Capital of any express or implied agreement, covenant, term, or condition relating to the Preferred Securities to be performed or observed by CL&P Capital;

          (2) the extension of time for the payment by CL&P Capital of all or any portion of the distributions, Redemption Price, Liquidation Distribution, or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

          (3) any failure, omission, delay, or lack of diligence on the part of the Holders or the Special Representative to enforce, assert, or exercise any right, privilege, power, or remedy conferred on the Holders or the Special Representative pursuant to the terms of the Preferred Securities, or any action on the part of CL&P Capital granting indulgence or extension of any kind;

          (4) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of debt of, or other similar proceedings affecting, CL&P Capital or any of the assets of CL&P Capital;

          (5) any invalidity of, or defect or deficiency in, any of the Preferred Securities; or

          (6) the settlement or compromise of any obligation guaranteed hereby or hereby incurred.

There shall be no obligation to the Holders to give notice to or obtain the consent of the Guarantor with respect to the occurrence of any of the foregoing.

     Section 2.04.  Guaranty Agreement for the Benefit of Holders.  The
                    ---------------------------------------------
Guarantor expressly acknowledges that (i) this Guaranty Agreement will be deposited with the General Partner to be held for the benefit of the Holders;
(ii) in the event of the appointment of a

Special Representative, the Special Representative may enforce this Guaranty Agreement for such purpose; (iii) if no Special Representative has been appointed, the General Partner has the right to enforce this Guaranty Agreement on behalf of the Holders; (iv) the Holders of not less than 10% in aggregate stated liquidation preference of the Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available in respect of this Guaranty Agreement including the giving of directions to the General Partner or the Special Representative as the case may be; and (v) if the General Partner or the Special Representative fails to enforce this Guaranty Agreement as above provided, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guaranty Agreement, without first instituting a legal proceeding against CL&P Capital or any other person or entity.

     Section 2.05.  Enforcement Directly Against the Guarantor.  This is a
                    ------------------------------------------
guaranty of payment and not of collection. A Holder or the Special Representative may enforce this Guaranty Agreement directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against CL&P Capital or any other person or entity before proceeding against the Guarantor. The Guarantor agrees that this Guaranty Agreement shall not be discharged except by payment of the Guaranty Payments in full (to the extent not paid by CL&P Capital) and by complete performance of all obligations of the Guarantor contained in this Guaranty Agreement.

     Section 2.06.  Subrogation.  The Guarantor will be subrogated to all rights
                    -----------
of the Holders against CL&P Capital in respect of any amounts paid to the Holders by the Guarantor under this Guaranty Agreement; provided, however, that
                                                        --------  -------
the Guarantor hereby releases the Holders from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in Section 101(5) of the United States Bankruptcy Code) against CL&P Capital, whether arising under applicable law or otherwise, to which the Guarantor is or would at any time be entitled (by virtue of its obligations hereunder or any payment made pursuant hereto, including any such claims to which the Guarantor may be entitled as a result of any right of subrogation or any indemnity, reimbursement or other agreement); provided
                                                                 --------
further that to the extent such rights are not so released, the Guarantor shall not (except to the extent required by mandatory provisions of law) exercise any such rights (including by way of subrogation or any indemnity, reimbursement or other agreement), in all cases as a result of a payment under this Guaranty Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guaranty Agreement. To the extent that any amounts shall be paid to the Guarantor in violation of the preceding sentence, such amounts shall be held in trust by the Guarantor for the benefit of the Holders and not commingled with any of the Guarantor's other funds and the Guarantor agrees to pay over such amounts to the Holders.

     Section 2.07.  Obligation Independent.  The Guarantor acknowledges that its
                    ----------------------
obligations hereunder are independent of the obligations of CL&P Capital with respect to the Preferred Securities and that the Guarantor shall be liable as principal and sole debtor hereunder to make Guaranty Payments pursuant to the terms of this Guaranty Agreement notwithstanding the occurrence of any event referred to in subsections (1) through (6), inclusive, of Section 2.03 hereof.

                                 ARTICLE III

     Section 3.01.  Restriction on Distributions.  So long as any Preferred
                    ----------------------------
Securities remain outstanding, neither the Guarantor nor any Subsidiary shall declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its Capital Stock (other than dividends paid by a wholly-owned Subsidiary) if at such time the Guarantor shall be in default with respect to its payment or other obligations hereunder or if there shall have occurred and be continuing any Default or Event of Default under the Indenture. The Guarantor shall take all actions necessary to ensure the compliance of any Subsidiaries with this Section 3.01.

     Section 3.02.  Consolidation, Merger, Etc.  So long as any Preferred
                    --------------------------
Securities are outstanding, the Guarantor agrees to maintain its corporate existence; provided that the Guarantor may consolidate with or merge with or
           --------
into, or sell, convey, transfer, or lease all or substantially all of its assets (either in one transaction or a series of transactions) to, any person, corporation, partnership, limited liability company, joint venture association, joint stock company, trust, or unincorporated association if such entity formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer, or lease shall have been made, if other than the Guarantor, (i) is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall expressly assume all the obligations of the Guarantor under this Agreement.

     Section 3.03.  Subordination.  This Guaranty Agreement will constitute
                    -------------
an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all general liabilities of the Guarantor.

                                   ARTICLE IV

          This Guaranty Agreement shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities then outstanding or upon full payment of the amounts payable to the Holders upon liquidation of CL&P Capital; provided, however, that this Guaranty Agreement
                             --------  -------
shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder must restore payments of any sums paid under the Preferred Securities or under this Guaranty Agreement for any reason whatsoever.

                                   ARTICLE V

     Section 5.01.  Successors, Assigns, Etc.  All guaranties and
                    ------------------------
agreements contained in this Guaranty Agreement shall bind the successors, assigns, receivers, trustees, and representatives of the Guarantor and shall inure to the benefit of the Holders. Except as provided in Section 3.02, Guarantor may not assign its obligations hereunder without the prior approval of the Holders of not less than 66 2/3% of the aggregate stated liquidation preference of all Preferred Securities then outstanding.

     Section 5.02.  Amendment.  This Guaranty Agreement may only be amended
                    ---------
by a written instrument executed by the Guarantor; provided that, so long as any
                                                   --------
of the Preferred Securities remain outstanding, any such amendment that adversely affects the Holders, any termination of this Guaranty Agreement, and any waiver of compliance with any covenant hereunder shall be effected only with the prior approval of the Holders of not less than 66 2/3% of the aggregate liquidation preference of all Preferred Securities then outstanding.

     Section 5.03.  Notices.  Any notice or communication to the Guarantor
                    -------
shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

                         The Connecticut Light and Power Company
                         Selden Street
                         Berlin, Connecticut 06037
                         Attention: _______________________

          The Guarantor, by giving notice to the General Partner or Special Representative, may designate additional or different addresses for subsequent notices or communications.

          All notices, requests, or other communications required or permitted to be given hereunder to the Holders shall be deemed given if in writing and delivered by the Guarantor in the same manner as notices sent by CL&P Capital to the Holders.

     Section 5.04.  Guaranty Inseparable from the Preferred Securities.
                    --------------------------------------------------
This Guaranty Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

     Section 5.05.  Governing Law.  This Guaranty Agreement shall be
                    -------------
governed by and construed and interpreted in accordance with the laws of the State of Connecticut without giving effect to conflict of law principles thereof.

     THIS GUARANTY AGREEMENT is executed as of the day and year first above written.


                    THE CONNECTICUT LIGHT AND POWER COMPANY


                    By:______________________________
                      Name:
                      Title: